EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statements on Forms S-3 and Forms S-8 of our report dated February 22, 2000, with respect to the consolidated financial statements of Ligand Pharmaceuticals Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

ERNST & YOUNG LLP
San Diego, California
March 27, 2000